Exhibit 10.1

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated as of May 9, 2022, by and among GLATFELTER CORPORATION, a Pennsylvania corporation (the “Company”), AND CERTAIN OF ITS SUBSIDIARIES IDENTIFIED ON THE SIGNATURE PAGES HERETO AS BORROWERS (each a “Borrower” and collectively, the “Borrowers”), each of the GUARANTORS (as defined under the Credit Agreement), the LENDERS (as defined under the Credit Agreement) party hereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the parties hereto are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of September 2, 2021 (the “Credit Agreement”; defined terms used herein unless otherwise amended or defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment);

WHEREAS, the Company (on behalf of itself and the other Loan Parties) has requested to amend the Credit Agreement to, among other things, (i) revise Section 7.2.15 to provide for an increase to the Leverage Ratio covenant and (ii) effect certain other amendments to the Credit Agreement, all as hereinafter set forth and in accordance with terms and conditions contained herein; and

WHEREAS, in furtherance of the foregoing, the Company, the other Loan Parties, the Administrative Agent and the Lenders desire to amend the Credit Agreement, as provided herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Amendments to the Credit Agreement.

(a) Amendment to Section 1.1 of the Credit Agreement. The following definitions contained in Section 1.1 of the Credit Agreement are hereby deleted in their entirety:

Material Acquisition

Material Acquisition Period

(b) Amendment to Section 1.1 of the Credit Agreement. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in full to read as follows:

Collateral Agent shall mean the Person (if any) appointed as the collateral agent under this Agreement and the other Loan Documents and if no such Person is appointed and a Security Triggering Event has occurred then the Administrative Agent shall serve as the Collateral Agent.

Loan Documents shall mean this Agreement, the Fourth Restatement Agreement, the Notes, the Administrative Agent’s Letter, the Guaranty Agreement, the Collateral Documents and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Material Event of Default shall mean any Event of Default described in any of the following Sections: 8.1.1 (provided that a Material Event of Default shall be deemed to occur upon any failure to pay principal, interest, Term Loan Commitment Fees or Commitment Fees without regard to the grace period provided for in such Section 8.1.1), 8.1.4 (if such Event of Default arises because of a breach of Section 7.2.15, 7.2.16 or 7.2.17), 8.1.5 (if such Event of Default arises because of a breach of Sections 7.3.1, 7.3.2 or 7.3.3), 8.1.11, 8.1.15, or 8.1.16.

Permitted Accounts Receivable Program shall mean an accounts receivables securitization program pursuant to the Accounts Receivable Facility Documents and provided that (i) no such program shall be permitted commencing on May 1, 2022 through and including December 31, 2023, (ii) the aggregate principal amount thereof does not exceed $150,000,000.00, (iii) on the effective date of such program and after giving effect to such program and related transactions to occur on such effective date, there shall exist no Event of Default or Potential Default, and (iv) the Company shall have delivered to the Administrative Agent a certificate from a Responsible Officer certifying that the foregoing conditions have been met.

Permitted Supply Chain Finance Program shall mean any and all agreements or facilities entered into by the Company or any Subsidiary of the Company for the purpose of effectuating the purchase of its accounts receivable for cash consideration by a financial institution in the ordinary course of business; provided, however that commencing on May 1, 2022 through and including December 31, 2023 no such agreement or facility shall be entered into unless the same is entered into in the ordinary course of business and consistent with past practice and provided further that during such period there shall be no material increase in the amount of accounts receivable subject to such agreements or facilities unless otherwise agreed to by the Administrative Agent in its sole discretion. For the avoidance of doubt, no Permitted Supply Chain Finance Program can be a Permitted Accounts Receivable Program.

Reportable Compliance Event shall mean that (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or has actual knowledge of facts or circumstances to the effect that it is reasonably and objectively likely that any aspect of its operations is in actual violation of any Anti-Terrorism Law or (b) any Collateral becomes Embargoed Property.

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(c) Amendments to the definition of “Permitted Liens” contained Section 1.1 of the Credit Agreement.

(i) Clause (x) contained in the definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended and restated in full to read as follows:

“(x) Purchase Money Security Interests so long as the underlying Indebtedness is permitted in Section 7.2.1(v);”

(ii) Clause (xiv) contained in the definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended and restated in full to read as follows:

“(xiv) Liens securing Indebtedness (including Indebtedness in connection with or to finance a Permitted Acquisition, to the extent such Indebtedness is permitted under Section 7.2.1) in an aggregate amount outstanding not to exceed $75,000,000.00 at any time; provided that, on or after May 1, 2022 and prior to December 31, 2023, not more than $50,000,000.00 in the aggregate of such Indebtedness may be secured;”

(iii) Clause (xxii) contained in the definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended and restated in full to read as follows:

“(xxii) Liens securing the Obligations in accordance with Section 1.6.”

(d) Amendment to Section 1.1 of the Credit Agreement. The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in their appropriate alphabetical order:

Collateral Documents shall have the meaning assigned to such term in Section 1.6.

Embargoed Property means any property; (a) beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned Country; or (e) that otherwise would cause any actual or possible violation by the Lenders, Administrative Agent, or Collateral Agent of any applicable Anti-Terrorism Law if the Lenders were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

First Amendment Closing Date shall mean May 9, 2022.

Liquidity shall mean as of any date of determination the sum of (i) unrestricted cash of the Company and its Subsidiaries, and (ii) the positive amount by which (A) the Revolving Credit Commitments as the same may be constituted from time to time (provided however that in no event shall this amount exceed an amount equal to the total amount of Consolidated Total Debt capable of being incurred by the Company and its Subsidiaries such that after giving effect to such incurrence the Company and its Subsidiaries would be in pro forma compliance with Section 7.2.15 [Maximum Leverage Ratio] as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered under Section 7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements]) exceed (B) the Dollar Equivalent Revolving Facility Usage.

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(e) Amendment to Section 1.6 of the Credit Agreement. Section 1.6 [Springing Security Interest] of the Credit Agreement is hereby amended and restated in full to read as follows:

1.6 Springing Security Interest.

1.6.1 General.

Effective on the First Amendment Closing Date (the “Security Triggering Event”):

(i) (a) the Obligations shall, within 30 days of the First Amendment Closing Date (as such deadline may be extended by the Administrative Agent, in its sole discretion), be secured in accordance with the Security Principles set forth on Exhibit 1.6; provided however that, notwithstanding anything to the contrary set forth in the Security Principles, the Administrative Agent or the Collateral Agent shall determine the value of taking real property as collateral and may decline to do so in their sole discretion, (b) subject to the Security Principles (and the exclusions and limitations set forth therein), the Company, the Guarantors (collectively and together with the Company, the “Pledgors”), the Administrative Agent and the Collateral Agent shall enter into security agreements, pledge agreements, intellectual property security agreements or other similar agreements, instruments or documents (collectively, the “Collateral Documents”) that create or purport to create and, as applicable, perfect a Lien in favor of the Collateral Agent for its benefit and for the benefit of the Administrative Agent, the Lenders, the Issuing Lender, the providers of Lender Provided Hedges and the providers of Other Lender-Provided Financial Service Products, and (c) the Administrative Agent shall also serve as the Collateral Agent. The Collateral Agent shall be appointed on customary terms and paid a customary fee by the Company in an amount to be agreed upon by the Company and the Collateral Agent; and

(ii) notwithstanding anything to the contrary, (1) the Pledgors, the Administrative Agent and the Collateral Agent are hereby authorized, without the consent of any Lender or other party to any Loan Document, to amend and modify this Agreement and enter into, amend and modify any other Loan Document and any Collateral Document, in each case as may be necessary, or in the reasonable opinion of the Company, the Administrative Agent and the Collateral Agent, appropriate, in order to secure the Obligations of the Pledgors and appoint the Collateral Agent in

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accordance with the terms of this Section 1.6.1 and to otherwise give effect to this Section 1.6.1 and (2) any domestic Material Subsidiary that joins this Agreement as a Borrower or Guarantor pursuant to Section 7.1.10 [Joinder of Guarantors and Borrowers] or otherwise shall also join the Collateral Documents as required by the Administrative Agent in its reasonable discretion (including customary timeframes for execution of such joinder documentation, which in any event shall not be less than 30 days after the relevant triggering event).

1.6.2 Other Collateral Issues.

To the extent that any real property is required to be provided as Collateral as provided for herein, the Administrative Agent and the Collateral Agent reserve the right (with notice to the Company), in their discretion and in consultation with the Company, to require customary real estate due diligence items to be delivered by the applicable Pledgors (all of which shall be at the cost of the Company the applicable Loan Parties) in connection with taking mortgages on any such real property which may include, but not be limited to: title searches, title insurance policies, surveys, and environmental reports, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and/or the Collateral Agent.

(f) Amendment to Section 5.1.23 of the Credit Agreement. Section 5.1.23 [Anti-Terrorism Laws; EEA Financial Institution] of the Credit Agreement is hereby amended and restated in full to read as follows:

5.1.23 Anti-Terrorism Laws; EEA Financial Institutions.

5.1.23.1 (i) No Covered Entity nor, to the knowledge of the Company, any of their respective directors, officers or employees is a Sanctioned Person, (ii) no Covered Entity, either in its own right or, to any Loan Party’s knowledge, through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income directly from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) will use any part of any of the proceeds of the Loans or any Letter of Credit to fund any operations in, finance or facilitate any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) each Covered Entity has instituted and maintains policies and procedures reasonably designed to promote, and which are reasonably expected to continue to promote, continued compliance with all Anti-Terrorism Laws in all material respects; provided in each case, that in relation to any German Loan Party, compliance with any of the foregoing does not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Council Regulation (EC) No. 2271/96 or any similar anti-boycott statute and (iv) no Collateral is Embargoed Property. No Loan Party is an EEA Financial Institution.

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(g) Amendments to Section 7.2.1 [Indebtedness] of the Credit Agreement.

(i) Clause (iii) of Section 7.2.1 [Indebtedness] of the Credit Agreement is hereby amended and restated in full to read as follows:

“(iii) Indebtedness pursuant to capitalized or finance leases incurred: (1) prior to May 1, 2022, (2) on or after May 1, 2022 through December 31, 2023 provided that the aggregate amount of such Indebtedness and the Indebtedness incurred pursuant to clause (v) hereof during such time period does not to exceed $5,000,000.00, or (3) after December 31, 2023;”

(ii) Clause (v) of Section 7.2.1 [Indebtedness] of the Credit Agreement is hereby amended and restated in full to read as follows:

“(v) Indebtedness secured by Purchase Money Security Interests so long as such Indebtedness is incurred: (1) prior to May 1, 2022, (2) on or after May 1, 2022 through December 31, 2023 provided that the aggregate amount of such Indebtedness and the Indebtedness incurred pursuant to clause (iii) hereof during such time period does not to exceed $5,000,000.00, or (3) after December 31, 2023;”

(iii) Clause (xvii) of Section 7.2.1 [Indebtedness] of the Credit Agreement is hereby amended and restated in full to read as follows:

“(xvii) Indebtedness and other obligations (including secured obligations) in an aggregate principal amount not to exceed $75,000,000.00 outstanding at any time; provided that the aggregate amount of such Indebtedness incurred on or after May 1, 2022 and prior to December 31, 2023 shall not, when coupled with Indebtedness permitted by this clause (xvii) and in existence as of the First Amendment Closing Date, exceed $50,000,000.00 and Indebtedness incurred on or after May 1, 2022 and prior to December 31, 2023 may only be incurred by the German Loan Parties or their German Subsidiaries in order to refinance existing Indebtedness of the Company and its Subsidiaries.”

(h) Clause (viii) of Section 7.2.4 [Investments] of the Credit Agreement is hereby amended and restated in full to read as follows:

“(viii) additional investments, loans and advances (expressly excluding investments, loans or advances expressly permitted under Section (v) above), to or in: (a) Loan Parties; or (b) other Persons (expressly excluding such other Persons of the type listed in Section (v) above), provided that such investment, loans and advances in such other Persons: (1) do not exceed $20,000,000.00 for the period from May 1, 2022 to December 31, 2023 when coupled with such investments, loans and advances existing as of May 1, 2022 and (2) do not exceed

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in the aggregate the greater of $100,000,000.00 and 5% of Consolidated Total Assets as determined as of the most recent fiscal year and for which financial statements are required to be delivered hereunder, measured at the time of the making thereof (determined without regard to any write-down or write-offs thereof and net of cash payments of principal in the case of loans and cash equity returns, whether as a dividend or a redemption in the case of equity investments);”

(i) Amendment to Section 7.2.5 of the Credit Agreement. Section 7.2.5 [Dividends and Related Distributions] of the Credit Agreement is hereby amended and restated in full to read as follows:

“7.2.5 Dividends and Related Distributions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to make or pay, or agree to become or remain liable to make or pay, any Restricted Payment unless no Material Event of Default exists or would be caused thereby except for (a) dividends or other distributions payable to a Loan Party or a Non-Loan Party Subsidiary, provided that Loan Parties may only make dividends and distributions to Non-Loan Party Subsidiaries to the extent a dividend or distribution in a corresponding amount is also made (concurrently or immediately thereafter) from the recipient Non-Loan Party Subsidiary to a Loan Party; (b) dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person; (c) in the ordinary course of business or consistent with past practices, repurchase, retire or otherwise acquire for value equity interests (including any restricted stock or restricted stock units) held by any present, future or former employee, director, officer or consultant (or any Affiliate, spouse, former spouse, other immediate family member, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) of the Company or any of its Subsidiaries pursuant to any employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of the Company or any Subsidiary; (d) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers; (e) dividends permitted to be made hereunder within sixty (60) days of the date of declaration thereof; and (f) other Restricted Payments in an aggregate amount not to exceed $5,000,000.00 in any fiscal year; subject, in each case, to compliance with Section 7.2.8 and no Material Event of Default exists or would be caused thereby. Notwithstanding the foregoing, on or after May 1, 2022 and on or prior to December 31, 2023, no Restricted Payments shall be made in cash pursuant to this Section 7.2.5 other than payment of Restricted Payments in the ordinary course of business and consistent with past practice (i.e. payment of the Company’s regular dividend in effect as of May 1, 2022) and only so long as no Material Event of Default exists or would be caused thereby.”

(j) Amendment to Section 7.2.6 of the Credit Agreement. Subclause (ii) of Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement is hereby amended to: (i) delete “and” from the end of subclause (e); (ii) insert “and” at the end of subclause (g), and (iii) insert the following subclause (h) immediately following subclause (g):

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“(h) such Permitted Acquisition is consummated prior to May 1, 2022 or after December 31, 2023;”

(k) Clause (iii) of Section 7.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement is hereby amended and restated in full to read as follows:

“(iii) any sale, transfer or lease of assets by (a) one Loan Party or a Non-Loan Party Subsidiary, to a Loan Party, (b) a Non-Loan Party Subsidiary to another Non-Loan Party Subsidiary, or (c) a Loan Party to a Non-Loan Party Subsidiary, so long as (1) such sale, transfer or lease from a Loan Party to a Non-Loan Party Subsidiary occurred prior to May 1, 2022 or after December 31, 2023 and (2) the aggregate market value of such sales, transfers or leases of assets by Loan Parties to Non-Loan Party Subsidiaries does not exceed 5% of Consolidated Total Assets at any time, subject in each case to compliance with Sections 7.2.4, 7.2.5, 7.2.8 and 7.2.18;”

(l) Amendment to Section 7.2.13 of the Credit Agreement. Section 7.2.13 [Reserved] of the Credit Agreement is hereby amended and restated in full to read as follows:

7.2.13 Embargoed Property.

Each Loan Party hereby covenants and agrees that the Loan Parties and their Subsidiaries will not: (a) repay the Loans with Embargoed Property or funds derived therefrom; or (b) permit any Collateral to become Embargoed Property.

(m) Amendment to Section 7.2.15 of the Credit Agreement. Section 7.2.15 [Maximum Leverage Ratio] of the Credit Agreement is hereby amended and restated in full to read as follows:

7.2.15 Maximum Leverage Ratio.

The Borrowers shall not permit the Leverage Ratio, measured as of the end of each fiscal quarter of the Company, to exceed (i) 6.75 to 1.00 for any such fiscal quarter end occurring on or after June 30, 2022 through and including the end of the fiscal quarter of the Company ending on December 31, 2023, and (ii) 4.00 to 1.00 for any such fiscal quarter end occurring on and after March 31, 2024.

(n) Amendment to Section 7.2.17 of the Credit Agreement. Section 7.2.17 [Reserved] of the Credit Agreement is hereby amended and restated in full to read as follows:

7.2.17 Minimum Liquidity.

The Borrowers shall not permit the Liquidity, measured as of the end of each fiscal quarter of the Company, to be less than $50,000,000.00 for any such fiscal quarter end occurring on or after June 30, 2022 through and including the end of the fiscal quarter of the Company ending on December 31, 2023.

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(o) Amendment to Section 7.3.3 of the Credit Agreement. Section 7.3.3 [Certificate of the Company] of the Credit Agreement is hereby amended and restated in full to read as follows:

7.3.3 Certificate of the Company.

Concurrently with the financial statements the Company furnished to the Administrative Agent pursuant to Sections 7.3.1 and 7.3.2, a certificate (each a “Compliance Certificate”) of the Company signed by a Responsible Officer of the Company, in the form of Exhibit 7.3.3, (i) to the effect that no Event of Default or Potential Default exists and is continuing on the date of such certificate, (ii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Sections 7.2.15, 7.2.16 and 7.2.17 and (iii) with respect to the quarterly financial statements furnished pursuant to Section 7.3.1, that such quarterly financials have been prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments).

(p) Amendment to Section 7.3.7 of the Credit Agreement. Section 7.3.7 [Reserved] of the Credit Agreement is hereby amended and restated in full to read as follows:

7.3.7 Monthly Cash Reports.

Beginning with the month ended May 31, 2022 and ending with the month ended December 31, 2023, the Company shall provide to the Administrative Agent, no later than 20 days following the end of each month, a monthly report consisting of, among other things, an income statement, cash flow report, balance sheet and listing of cash of the Company and its Subsidiaries by domicile, in a form reasonably acceptable to the Administrative Agent (it being understood that the form of report delivered to the Administrative Agent prior to the Effective Date is reasonably acceptable to the Administrative Agent but that such form may, within 60 days of the First Amendment Closing Date, be further modified and refined as required by the Administrative Agent in its reasonable discretion). Such report shall be certified by a Responsible Officer of the Company as being true and correct in all material respects.

(q) Amendment to Schedule 1.1(A) to the Credit Agreement. Schedule 1.1(A) [Pricing Grid] to the Credit Agreement is hereby amended and restated in full and replaced by Schedule 1.1(A) attached hereto.

2. Conditions to the Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof on the first date when all of the following conditions have been satisfied to the satisfaction of the Administrative Agent (the “Effective Date”):

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(i) Legal Details; Counterparts. Each Loan Party, the Administrative Agent and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment and all such other counterpart originals or certified or other copies of such documents and proceedings in connection with this Amendment as may be reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

(ii) Consenting Lender Fees. The Company shall have paid to the Administrative Agent for the account of each Lender (including PNC) who consents to and executes this Amendment by the First Amendment Closing Date (each a “Consenting Lender”), an amendment fee in an amount equal to 5 basis points of each such Consenting Lender’s Revolving Credit Commitment and Ratable Share of the Term Loan outstandings.

(iii) Other Fees and Expenses. The Company shall pay or cause to be paid to the Administrative Agent and/or PNC Capital Markets LLC all other fees separately agreed between the Company and the Administrative Agent and/or PNC Capital Markets LLC. The Company shall also pay or cause to be paid all reasonable out-of-pocket costs, expenses and disbursements (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

3. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Lenders that as of the date of this Amendment (a) the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date in which case such representation and warranty is so true and correct in all material respects as of such previous date, (b) there exists no Event of Default or Potential Default and (c) the Credit Agreement and the other Loan Documents are in full force and effect, are hereby ratified and confirmed and remain unaltered, except as expressly modified by this Amendment. This Amendment has been duly executed by an authorized officer of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution, delivery, and performance of this Amendment have been duly authorized by all necessary corporate action, require no governmental approval, and will neither contravene, conflict with, nor result in the breach of any applicable Law in any material respect, charter, articles, or certificate of incorporation or organization, bylaws, operating agreement or other material agreement governing or binding upon any of the Loan Parties or any of their Subsidiaries.

4. Force and Effect. Each of the parties hereto reconfirms and ratifies the Credit Agreement and the other Loan Documents, and confirms that all such documents remain in full force and effect, except to the extent modified by this Amendment.

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5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

6. Counterparts. This Amendment may be signed by telecopy, “pdf”, “tif” or original in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Amendment by electronic transmission shall be delivery of a manually executed counterpart.

7. Collateral Agent. By its execution hereof, HSBC Bank USA, National Association hereby declines its option to be appointed as the Collateral Agent pursuant to the terms of the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

[INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BORROWERS:

GLATFELTER CORPORATION

By:	/s/ Ramesh Shettigar
Name: Ramesh Shettigar
Title: Senior Vice President, Chief Financial Officer and Treasurer

GLATFELTER GATINEAU LTÉE

By:	/s/ Paul G. Wolfram
Name: Paul G. Wolfram
Title: Treasurer

GLATFELTER LUXEMBOURG SÀRL

By:	/s/ Timothy A. Cobb
Name: Timothy A. Cobb
Title: Manager

GLATFELTER LUXEMBOURG SERVICES SÀRL

By:	/s/ Timothy A. Cobb
Name: Timothy A. Cobb
Title: Manager

GLATFELTER GERNSBACH GMBH

By:	/s/ Timothy A. Cobb
Name: Timothy A. Cobb
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

GLATFELTER LYDNEY, LTD.

By:	/s/ Timothy A. Cobb
Name: Timothy A. Cobb
Title: Director

GLATFELTER CAERPHILLY LIMITED

By:	/s/ Timothy A. Cobb
Name: Timothy A. Cobb
Title: Director

GLATFELTER OBER-SCHMITTEN GMBH

By:	/s/ Timothy A. Cobb
Name: Timothy A. Cobb
Title: Managing Director

GLATFELTER DRESDEN GMBH

By:	/s/ Timothy A. Cobb
Name: Timothy A. Cobb
Title: Managing Director

GLATFELTER STEINFURT GMBH

By:	/s/ Timothy A. Cobb
Name: Timothy A. Cobb
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

GLATFELTER FALKENHAGEN GMBH

By:	/s/ Timothy A. Cobb
Name: Timothy A. Cobb
Title: Director

GLATFELTER MALTA LIMITED

By:	/s/ Paul G. Wolfram
Name: Paul G. Wolfram
Title: Director

GUARANTORS:

PHG TEA LEAVES, INC.

By:	/s/ Paul G. Wolfram
Name: Paul G. Wolfram
Title: Treasurer

MOLLANVICK, INC.

By:	/s/ Paul G. Wolfram
Name: Paul G. Wolfram
Title: Treasurer

GLATFELTER COMPOSITE FIBERS NA, INC.

By:	/s/ Paul G. Wolfram
Name: Paul G. Wolfram
Title: Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

GLATFELTER DIGITAL SOLUTIONS, LLC

By:	/s/ Paul G. Wolfram
Name: Paul G. Wolfram
Title: Treasurer

GLATFELTER HOLDINGS, LLC

By:	/s/ Paul G. Wolfram
Name: Paul G. Wolfram
Title: Assistant Treasurer

GLATFELTER MT. HOLLY LLC

By:	/s/ Jill L. Urey
Name: Jill L. Urey
Title: Secretary

GLATFELTER ADVANCED MATERIALS N.A., LLC

By:	/s/ Jill L. Urey
Name: Jill L. Urey
Title: Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND

RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Daniel V. Borelli
Name: Daniel V. Borelli
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND

RESTATED CREDIT AGREEMENT]

HSBC BANK USA, National Association, as a Lender

By:	/s/ Chris Burns
Name: Chris Burns
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND

RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Anthony Galea
Name: Anthony Galea
Title: Executive Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND

RESTATED CREDIT AGREEMENT]

CITIZENS BANK, N.A. as a Lender

By:	/s/ Edward A. Tosti
Name: Edward A. Tosti
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND

RESTATED CREDIT AGREEMENT]

COBANK, ACB, as a Lender

By:	/s/ Robert Prickett
Name: Robert Prickett
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

AGCHOICE FARM CREDIT ACA, as a Voting Participant

By:	/s/ Joshua L. Larock
Name: Joshua L. Larock
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

AGFIRST FARM CREDIT BANK, as a Voting Participant

By:	/s/ Leighton McLendon
Name: Leighton McLendon
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Kellie Matthews
Name: Kellie Matthews
Title: Group Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By:	/s/ Nawshaer Safi
Name: Nawshaer Safi
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Corey Clamp
Name: Corey Clamp
Title: Senior Vice President

SCHEDULE 1.1(A)

Pricing Grid for Glatfelter Corporation*

Pricing in basis points

Level	Debt Ratings Level	Leverage Ratio Level	Base Rate Spread	Euro-Rate Spread / EURIBOR Rate Spread / Letter of Credit Fee	Term Loan Spread	Commitment Fee
I	Baa2/BBB or higher	< 1.50 to 1.00	12.5	112.5	112.5	10.0
II	Baa3/BBB-	< 2.00 to 1.00 but ≥ 1.50 to 1.00	25.0	125.0	125.0	15.0
III	Ba1/BB+	< 2.50 to 1.00 but ≥ 2.00 to 1.00	50.0	150.0	150.0	20.0
IV	Ba2/BB	< 3.00 to 1.00 but ≥ 2.50 to 1.00	75.0	175.0	175.0	25.0
V	Ba3/BB- or lower	≥ 3.00 to 1.00	125.0	225.0	225.0	30.0

*

Pricing will bedetermined by reference to the higher (Level I being the highest) of the Leverage Ratio level and the Debt Ratings level, provided that, effective as of the First Amendment Closing Date pricing and fees will be set at Level V.

*

In the event the Company’s Debt Rating is split-rated, pricing will be determined by the higher of the two ratings, except that if the ratings differ by more than one level, pricing will be determined by one level above the lower rating. In the event that either Moody’s or Standard & Poor’s shall cease to provide a Debt Rating, pricing will be determined by reference to the Leverage Ratio.

*

Increases or decreases in pricing and fees pursuant to the grid above shall be (x) recomputed as of the end of each fiscal quarter ending on and after June 30, 2022 based on the Leverage Ratio as of such quarter end and shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.3.3 and (y) recomputed and effective as of the date on which any Debt Rating of the Company shall change (if such change results in a change in the pricing Level). If a Compliance Certificate is not delivered when due in accordance with such Section 7.3.3, then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 or Section 4.3 or Section 9. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.